EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 5, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (January 2010 – December 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.0%	0.0%	6.0%	6.0%	-1.5%	-2.7%	1.2%	-2.7%	10.4%	-28.6%	-0.2	-0.4
B**	0.0%	0.0%	5.5%	5.5%	-2.1%	-3.3%	0.5%	-3.3%	10.4%	-29.9%	-0.3	-0.4
Legacy 1***	0.1%	0.1%	7.9%	7.9%	0.6%	-0.8%	N/A	-0.8%	10.3%	-23.7%	0.0	-0.1
Legacy 2***	0.1%	0.1%	7.8%	7.8%	0.4%	-1.1%	N/A	-1.1%	10.3%	-24.4%	-0.1	-0.1
Global 1***	0.1%	0.1%	8.5%	8.5%	1.2%	-1.1%	N/A	-1.1%	9.8%	-21.9%	-0.1	-0.1
Global 2***	0.1%	0.1%	8.3%	8.3%	1.0%	-1.3%	N/A	-1.3%	9.8%	-22.4%	-0.1	-0.2
Global 3***	0.1%	0.1%	6.8%	6.8%	-0.6%	-3.0%	N/A	-3.0%	9.8%	-26.2%	-0.3	-0.4

S&P 500 Total Return Index****	0.4%	0.4%	14.4%	14.4%	20.7%	15.6%	7.7%	15.6%	13.0%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-0.9%	-0.9%	20.2%	20.2%	3.0%	9.1%	7.1%	9.1%	11.1%	-15.5%	0.8	1.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	23%					23%
Energy	7%	Short	Heating Oil	1.8%	Short	7%	Short	Heating Oil	1.8%	Short
			Brent Crude Oil	1.6%	Short			Brent Crude Oil	1.6%	Short
Grains/Foods	8%	Short	Sugar	1.5%	Short	8%	Short	Sugar	1.5%	Short
			Wheat	1.1%	Long			Wheat	1.1%	Long
Metals	8%	Short	Gold	2.6%	Short	8%	Short	Gold	2.6%	Short
			Copper	1.0%	Short			Copper	1.0%	Short
	77%					77%
Currencies	19%	Long $	Euro	4.8%	Short	19%	Long $	Euro	4.8%	Short
			Japanese Yen	3.6%	Short			Japanese Yen	3.6%	Short
Equities	34%	Long	S&P 500	6.9%	Long	34%	Long	S&P 500	6.9%	Long
			Dax Index	5.5%	Long			Dax Index	5.5%	Long
Fixed Income	24%	Long	Long Gilts	5.0%	Long	24%	Long	Long Gilts	5.0%	Long
			Bunds	3.4%	Long			Bunds	3.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets fell over 10% after the U.S. Energy Information Administration reported a smaller-than-expected decrease in domestic inventories.  Prices were also under pressure by weakened demand caused by warmer weather in the U.S.  Crude oil markets finished lower and reached 5-year lows.

Grains/Foods
Corn and wheat prices rose due to increased international demand for U.S. crops.  Higher wheat prices were also driven by concerns surrounding Russian crop output and concerns the Russian government may impose export bans on agricultural products in 2015.  Coffee prices fell sharply after weather reports predicted increased rain in key Brazilian farming areas.

Metals
Copper prices increased as a result of strong economic indicators in the U.S. and better-than-expected Chinese service sector data.  Nickel prices strengthened after courts in Indonesia, the world’s largest nickel producer, upheld the nation’s ban on exports of unprocessed nickel ore.  Gold markets finished higher due to an early-week rally which was created by investors attempting to cover short positions.

Currencies
The Japanese yen fell to a 7-year low versus the U.S. dollar after polls for the upcoming parliamentary election predicted a landslide victory for the current ruling political party, which would likely continue the expansion of quantitative easing in 2015.  The U.S. dollar rose sharply against global counterparts after better-than expected employment data supported views the Federal Reserve would follow through on plans to raise interest rates next year.

Equities
U.S. and European equity markets rallied sharply after a stronger-than-expected employment report boosted prospects for global economic growth.  Japan’s Nikkei 225 Index also advanced, driven higher by weakness in the yen.

Fixed Income
U.S. Treasury prices fell due to strength in the global equity markets and on increased supplies after several corporations announced large bond offerings.  Prices also fell because investors believed the strong U.S. employment report improved the likelihood of a U.S. interest rate hike in 2015.  German Bund markets also fell, driven lower by liquidations prompted by uncertainty surrounding the timing of upcoming policy shifts by the European Central Bank.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.